SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2003

TVC TELECOM INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of Incorporation)	0-28330 (Commission File Number)	95-4561156 (IRS Employer Identification No.)

3550 Biscayne Boulevard, Suite 704, Miami, Florida 33137

Address of principal executive offices

305-572-0575

Registrant’s telephone number, including area code

TALK VISUAL CORPORATION

(Former name or former address, if changed since last report.)

Item 5.	Other Events.

Name Change. Effective as of September 17, 2003, the Registrant filed a Certificate of Amendment to the Articles of Incorporation pursuant to which the name of the Registrant was changed to TVC Telecom Incorporated. The Certificate of Amendment to the Articles of Incorporation was approved by the shareholders of the Registrant at the Registrant’s annual meeting on August 13, 2003 and a copy thereof, as filed with the Nevada Secretary of State, is attached as an exhibit.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Certificate of Amendment to the Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVC TELECOM INCORPORATED

By:	/s/ Harley L. Rollins

Harley L. Rollins, President

Dated: September 30, 2003

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Certificate of Amendment to the Articles of Incorporation